UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2023

Gevo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (303) 858-8358
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gevo, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders on May 22, 2023 via live online audio webcast (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment and restatement of the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan (as amended and restated, the “2010 Plan”). The 2010 Plan was amended primarily to increase the number of authorized shares under the 2010 Plan by 15,000,000 shares. The 2010 Plan became effective immediately upon stockholder approval at the Annual Meeting.

A summary of the material terms of the 2010 Plan is set forth in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 10, 2023 (the “Proxy Statement”). The summaries of the 2010 Plan set forth above and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2010 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2023, the Company held the Annual Meeting via live online audio webcast. At the Annual Meeting, the Company’s stockholders voted on five proposals, each of which is described in more detail in the Proxy Statement. Stockholders approved each of the proposals presented for a vote. The tables below set forth the number of votes cast for and against or withheld, and the number of abstentions or broker non-votes, for each matter voted upon by the Company’s stockholders.

Proposal 1 — Election of two Class I directors to hold office until the 2026 Annual Meeting of Stockholders.

Nominee	For	Withhold	Broker Non-Votes
Carol J. Battershell	73,501,820	3,490,068	52,515,535
Patrick R. Gruber	68,425,509	8,566,379	52,515,535

Proposal 2 — Approval of an amendment and restatement of the Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
51,011,521	24,737,555	1,242,812	52,515,535

Proposal 3 — Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain	Broker Non-Votes
122,656,047	4,062,656	2,788,720	—

Proposal 4 — Advisory (non-binding) vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
61,810,403	13,902,624	1,278,861	52,515,535

Proposal 5 — Advisory (non-binding) vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
57,976,234	13,882,410	2,230,248	2,902,996	52,515,535

As indicated above, a significant majority of stockholders voted, on an advisory basis, in favor of holding future advisory votes to approve the compensation of the Company’s named executive officers every year. In light of these results, the Board of Directors of the Company (the “Board”) has determined to hold future advisory votes to approve the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of future advisory votes on named executive officer compensation or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Gevo, Inc. Amended and Restated 2010 Stock Incentive Plan
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Date: May 25, 2023	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
Vice President - General Counsel and Secretary